                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated February 13, 1998, in the Registration Statement (Form S-1) and related Prospectus of Panavision Inc. for the registration of $217,903,000 of 9 5/8% Senior Subordinated Discount Exchange Notes Due 2006.

                                               ERNST & YOUNG LLP

Los Angeles, California
October 6, 1998